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                                                                         EX-99.2



                  WILLIAM BLAIR MEZZANINE CAPITAL FUND II, L.P.

                   SUBORDINATED LOAN AND INVESTMENT AGREEMENT

                  $9,000,000 SENIOR SUBORDINATED TERM NOTE DUE
                                DECEMBER 31, 2005

                        1,075,507 SHARES OF COMMON STOCK
                   AND A WARRANT TO PURCHASE 297,924 SHARES OF
                           ADDITIONAL COMMON STOCK OF

                              COMPUDYNE CORPORATION



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                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

1.  Purchase and Sale of the Note, Common Stock and Warrant....................

2.  Credit Terms...............................................................
    2.1    Repayment of Principal..............................................
    2.2    Interest............................................................
           (a)   Periodic Interest Payments....................................
           (b)   Default Interest Rate.........................................
           (c)   Saving Clause.................................................
    2.3    Prepayments.........................................................
           (a)   Prepayments From Proceeds of Lender-
                 Approved Transaction..........................................
           (b)   Other Optional Prepayments....................................
    2.4    Payments
    2.5    Use of Proceeds.....................................................
    2.6    Certain Definitions.................................................

3.  The Closing; Conditions to Closing.........................................
    3.1    Opinion of Counsel..................................................
    3.2    Closing Certificates................................................
    3.3    Corporate Resolutions...............................................
    3.4    Proceedings and Documents...........................................
    3.5    Intercreditor Agreements............................................
    3.6    Acquisition.........................................................
    3.7    Common Stock and Warrant............................................
    3.8    Corporate Governance and Shareholder Agreement......................
    3.9    Bank Financing......................................................
    3.10   Investment Fee......................................................
    3.11   Non-Compete Agreement...............................................
    3.12   Environmental Reports...............................................
    3.13   Bonding Facility....................................................
    3.14   Registration Rights.................................................
    3.15   Regulatory Consents and Approvals...................................
    3.16   Subsidiary Guaranties...............................................

4.  Representations and Warranties.............................................

    4.1    Existence and Rights................................................




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           (a)   The Company...................................................
           (b)   Subsidiaries..................................................
           (c)   Qualification.................................................
    4.2    Agreement Authorized................................................
    4.3    Capitalization......................................................
           (a)   The Company...................................................
           (b)   The Subsidiaries..............................................
    4.4    Subsidiaries; Other Investments.....................................
    4.5    Litigation..........................................................
    4.6    Financial Statements and Projections................................
    4.7    Personal Property...................................................
    4.8    Real Estate.........................................................
    4.9    Intellectual Property...............................................
    4.10   Absence of Changes..................................................
    4.11   No Materially Adverse or Other Contracts, Etc.......................
    4.12   Employee Benefit Plans..............................................
    4.13   Compliance with Laws, Instruments, Etc..............................
           (a)   Generally.....................................................
           (b)   Environmental.................................................
    4.14   Securities Laws.....................................................
    4.15   Brokers
    4.16   Taxes...............................................................
    4.17   Insurance...........................................................
    4.18   Products Liability and Product Warranty.............................
    4.19   Related Transactions................................................
    4.20   Minute Books and Stock Record Books.................................
    4.21   Employee Matters....................................................
    4.22   Profit Payments.....................................................
    4.23   Bank Accounts.......................................................
    4.24   Investment Company..................................................
    4.25   Solvency
    4.26   Regulations G and X.................................................
    4.27   Year 2000 Compliance................................................
    4.28   Disclosure..........................................................

5.  Affirmative Covenants......................................................
    5.1    Payment of Note.....................................................
    5.2    Taxes
    5.3    Maintain Rights and Facilities......................................
    5.4    Insurance; Bonds....................................................
    5.5    Financial Reports...................................................


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    5.6    Budget
    5.7    Books and Records; Inspection.......................................
    5.8    Maintain Properties.................................................
    5.9    Compliance with Instruments, Laws, Etc..............................
    5.10   Notices.............................................................
    5.11   Shareholder Agreement...............................................
    5.12   Observation Rights..................................................

6.  Negative Covenants.........................................................
    6.1    Use of Proceeds.....................................................
    6.2    Redemption; Distributions...........................................
    6.3    Investments, Loans and Advances.....................................
    6.4    Acquisition or Sale of Business; Merger or Consolidation............
    6.5    Change Capital Structure............................................
    6.6    Officers' Salaries and Loans........................................
    6.7    Amendments or Changes in Charter or Agreements......................
    6.8    Dealings with Affiliates............................................
    6.9    Pension and Profit Sharing Plan or Arrangements.....................
    6.10   Permitted Indebtedness..............................................
    6.11   Liens
    6.12   Capital Expenditures................................................
    6.13   Changes in Business or Fiscal Year..................................
    6.14   Operating Leases....................................................
    6.15   Sale and Lease-Backs................................................
    6.16   Sale or Discount of Receivables.....................................
    6.17   Financial Covenants.................................................
    6.18   Certain Definitions.................................................

7.  Events of Default and Remedies.............................................
    7.1    Events of Default...................................................
    7.2    Notice to Holder....................................................
    7.3    Acceleration........................................................
    7.4    Expenses............................................................
    7.5    Remedies Cumulative

8.  Representations and Warranties of Lender...................................
    8.1    Capacity............................................................
    8.2    Accredited Lender...................................................
    8.3    Investment Purpose..................................................
    8.4    Disclosure..........................................................


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9.  Transfer of Note; Transfer of Equity Securities; Participation.............
    9.1    Successor and Assigns in General....................................
    9.2    Conditions..........................................................

10. Additional Provisions......................................................
    10.1   Expenses............................................................
    10.2   Survival of Representations and Warranties..........................
    10.3   Notices.............................................................
    10.4   No Waiver, Remedies Cumulative......................................
    10.5   Amendments and Waivers..............................................
    10.6   Divisibility and Replacement of Note and Equity Securities..........
    10.7   Integration.........................................................
    10.8   Separability........................................................
    10.9   Headings............................................................
    10.10  Governing Law; Waivers; Personal Jurisdiction.......................
    10.11  Indemnification.....................................................
           (a)   General.......................................................
           (b)   Environmental Liabilities.....................................


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                   SUBORDINATED LOAN AND INVESTMENT AGREEMENT


     THIS SUBORDINATED LOAN AND INVESTMENT AGREEMENT (the "Agreement") is made and entered into as of November 30, 1998 by and between COMPUDYNE CORPORATION, a Nevada corporation (the "Company"), and WILLIAM BLAIR MEZZANINE CAPITAL FUND II, L.P., an Illinois limited partnership (the "Lender").

                                    RECITALS

     A. The Company desires to obtain a senior subordinated loan from the Lender and the Lender is willing to make such senior subordinated loan on the terms and conditions provided below.

     B. The Company desires to issue and sell, and the Lender is willing to purchase, common stock and a warrant to purchase additional common stock on the terms and conditions provided below.

                                   AGREEMENTS

     In consideration of the recitals and the mutual agreements which follow, the parties agree:

     1. Purchase and Sale of the Note, Common Stock and Warrant.

        (a) Subject to the terms, covenants and conditions of this Agreement, on the Closing Date (as defined in section 3), the Company will issue and sell, and the Lender shall buy a $9,000,000 Senior Subordinated Note (the "Note") evidencing a term loan in the principal amount of $9,000,000 (the "Loan"). The Note shall be dated as of the Closing Date, shall be subject to the terms and conditions of this Agreement, and shall be in the form of Appendix 1. The consideration to be paid by the Lender for the Note is $9,000,000 and shall be paid by the Lender at Closing, by wire transfer of same day funds to the Company's account, upon receipt by the Lender of the Note, duly executed and in proper form. The Company and the Lender agree that the value of the Note at Closing is $9,000,000, and all tax and other reporting by either of them shall reflect such initial value.




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        (b) Subject to the terms, covenants and conditions of this Agreement, on the Closing Date the Company will issue and sell, and the Lender shall buy, the below-described securities (sometimes collectively referred to as the "Equity Securities"), consisting in the aggregate of 1,075,507 shares (the "Shares") of the Company's Common Stock (the "Common Stock") and a warrant ("Warrant") to purchase an additional 297,924 shares of the Company's Common Stock for an initial exercise price of $3.25 per share.

            The consideration to be paid by the Lender at the Closing for the Equity Securities issued to and purchased by it at the Closing is: (a) for the Shares an aggregate of $2,999,000; and (b) for the Warrant an aggregate further consideration of $1,000. The consideration to be paid by the Lender for the Equity Securities, in the aggregate amount of $3,000,000, will be paid at the Closing, by wire transfer of same day funds to the Company's account, upon receipt by the Lender of a certificate or certificates for the Shares and the Warrant, in each case duly executed and in proper form.

     2. Credit Terms.

        2.1 Repayment of Principal. Subject to sections 2.3 and 7.3 hereof, the Company shall repay the principal balance of the Loan in consecutive quarterly installments of $500,000 each on March 31, 2004, June 30, 2004, September 30, 2004, December 31, 2004, March 31, 2005, June 30, 2005, September 30, 2005, and
a final payment of all unpaid principal on December 31, 2005.

        2.2 Interest. So long as no Event of Default (as defined in section 7.1) has occurred, the Loan shall bear interest from the Closing Date until the Loan is paid in full at a fixed annual rate of 13.15%, computed on the basis of a 360-day year and the actual number of days elapsed in the period during which interest accrues.

            (a) Periodic Interest Payments. Accrued interest on the Loan shall be due and payable quarterly in arrears on the last day of December, March, June and September (each, a "Quarterly Payment Date") beginning on December 31, 1998. In addition, all accrued and unpaid interest shall be paid upon the payment in full of the entire outstanding principal amount of the Loan and, if payment in full is not paid when due, thereafter on demand.

            (b) Default Interest Rate. After the occurrence of any Event of Default specified in section 7.1 of this Agreement, the outstanding



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principal amount of the Loan, all accrued interest and all other amounts, fees and obligations payable hereunder and under the Note shall bear interest at the fixed rate of 15.15% per annum, computed on the basis of a 360-day year and the actual number of days elapsed in the period during which interest accrues, and such interest shall be payable on demand, subject to the final sentence of section 7.3.

            (c) Saving Clause. Notwithstanding any other provision contained in this Agreement, the aggregate annual interest rate charged with respect to the Loan (including all charges and fees deemed to be interest pursuant to applicable law) shall not exceed the maximum annual rate permitted by applicable law. In the event that the aggregate annual interest rate payable with respect to the Loan (including all charges and fees deemed to be interest under applicable laws) exceeds the maximum legal rate, the Company shall only pay the Lender interest at the maximum permitted rate, and the Company shall continue to make such interest payments at the maximum permitted rate until all amounts, fees and obligations payable hereunder and under the Note have been paid in full.

        2.3 Prepayments. Except as provided in section 7 and section 2.3(a), the Loan may not be prepaid, in whole or in part, prior to December 31, 2001. Thereafter, the Loan may be prepaid as provided in section 2.3(b).

            (a) Prepayments From Proceeds of Lender-Approved Transaction. "Lender-Approved Transaction" shall mean any of the following transactions if the Lender has approved such transaction in writing prior to its consummation:
(i) a sale, transfer or other disposition of all or substantially all of the assets of the Company; (ii) a merger of the Company with or into any other person, or any transaction or series of related transactions, that results in a change of ownership of 50% or more of the voting power or equity of the Company. If, at any time, the Company consummates a Lender-Approved Transaction, the Company may, at its option, prepay the Loan, in whole but not in part. In the event of any prepayment of the Loan in connection with a Lender-Approved Transaction, the Company shall pay all accrued interest and all other fees, expenses and amounts payable by the Company to the Lender, plus the Prepayment Fee (as defined below). If the Lender notifies the Company, within 30 days after the consummation of the Lender-Approved Transaction, that the Lender desires the Loan to be repaid, the Company shall, within five days after such notification, prepay the Loan in full, including all accrued interest and all other fees, expenses and amounts payable to the Lender, including the Prepayment Fee.




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            (b) Other Optional Prepayments. After December 31, 2001, the
Company may at its option prepay all or part of the Loan. Any partial payment of principal shall be made only on a Quarterly Payment Date, shall be not less than $500,000, and shall be a multiple of $500,000, and the Company shall pay therewith all accrued interest. In addition, the Company shall pay a prepayment fee of 3% of the amount prepaid on or prior to December 31, 2002 and 2% of the amount prepaid on or after January 1, 2003 and on or prior to December 31, 2003 (the "Prepayment Fee"). On and after January 1, 2004, the Loan may be prepaid in whole or in part without premium. In the event of any such prepayment, the Company shall also pay all accrued interest and other fees, expenses and amounts payable by the Company to the Lender. Partial prepayments will be applied to scheduled principal payments in the order of their maturity.

        2.4 Payments. All payments and prepayments to be made with respect to principal, interest or otherwise on the Loan and other charges hereunder shall become due at 3:00 o'clock p.m., Chicago, Illinois time. Payments shall be made to the Lender at the Lender's account at Harris Trust & Savings Bank, 111 West Monroe, Chicago, Illinois 60603, Account Number 448-3509, ABA Number 071000288,
Attention: Gail Guida (or at any other payment office in the United States previously designated by the Lender to the Company in writing), on the day when due, in lawful money of the United States of America, by wire transfer in funds immediately available at such payment office. The Lender or any other holder of the Note is hereby authorized to endorse on the Note an appropriate notation evidencing each scheduled payment and each prepayment of principal and each payment of interest. All payments hereunder and under the Note shall, except as required by applicable law, be made without setoff, offset, deduction or counterclaim, free and clear of all taxes (other than those based on the income of the Lender), levies, imports, duties, fees and charges, and without any withholding, restriction or conditions imposed by any governmental authority (it being understood that, if any payment hereunder or thereunder is required by applicable law to be subject to any setoff, offset, deduction or counterclaim, tax, levy, import, duty, fee, charge or withholding (each of such items is referred to herein as a "Deduction"), the Company shall, at such time as any payment hereunder or thereunder is so reduced by a Deduction, pay to the Lender an amount necessary to place the Lender in the same position the Lender would have been had such payment not been subject to a Deduction).

        2.5. Use of Proceeds. The Company shall use the entire amount of the Loan to finance the Acquisition (as defined in section 3.6), to restructure the Company's debt and for related fees and expenses.

        2.6. Certain Definitions. "Subsidiary" means, with respect to the Company, a corporation, partnership, limited liability company or other entity of which the Company and/or its other Subsidiaries owns, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to all of the Subsidiaries of the Company after giving effect to the Acquisition (as defined in section 3.6). Notwithstanding the foregoing, CompuDyne Corp. of Maryland and CompuDyne, Inc. will not be included in the definition of "Subsidiaries."

             "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Company or any Subsidiary (other than MicroAssembly Systems, Inc. or Sysco Security Systems, Inc.) to perform any of its obligations under this Agreement, the Note, the Warrant, the Shareholder Agreement, the Registration Agreement or the Senior Loan Documents or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against (i) the Company of any of the documents listed in clause
(b) or (ii) any Subsidiary (other than MicroAssembly Systems, Inc. or Sysco Security Systems, Inc.) of its Subsidiary Guaranty.

     3. The Closing; Conditions to Closing. Subject to the conditions hereof, the transactions described herein will be closed (the "Closing") at ____ a.m. at the offices of Seyfarth, Shaw, Fairweather & Geraldson, 55 East Monroe Street, Suite 4200, Chicago, Illinois or at such other place as all the parties hereto may agree, on November 30, 1998 (the "Closing Date"). All of the obligations of the Lender to purchase the Note and the Equity Securities described in this Agreement are subject to the accuracy on the Closing Date of all the representations and warranties by the Company contained herein, and to the performance by the Company of all the terms, covenants and conditions on its part to be performed hereunder on or prior to the Closing Date and to the satisfaction of the following additional conditions precedent:

        3.1 Opinion of Counsel. The Lender shall have received from Tyler Cooper & Alcorn, LLP, counsel for the Company, a favorable opinion, dated the date hereof, addressed to the Lender, in the form attached hereto as Appendix 2.



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        3.2  Closing Certificates.

             (a) The Company shall have delivered to the Lender a Certificate signed by the Chief Executive Officer of the Company, to the effect that: (i) all of the representations and warranties of the Company contained in this Agreement are true, correct and complete in all material respects as of the Closing Date; (ii) the Company has complied with and performed all of the terms, covenants and agreements contained in the Agreement which are to be complied with or performed by the Company on or before the Closing Date; and (iii) to the knowledge of the Company, there does not exist any state of facts which would constitute noncompliance under this Agreement or, with notice or lapse of time as provided herein, or both, would constitute noncompliance.

             (b) The Lender shall have received a copy of the Articles of Incorporation of the Company and each of the Subsidiaries, as amended, certified by the appropriate office of the jurisdiction of incorporation as of a recent date (a true and correct photocopy shall suffice).

             (c) The Lender shall have received from the Company a certificate of good standing from the appropriate office of the jurisdiction of incorporation, in a form acceptable to the Lender, and a certificate of good standing from the appropriate office of each other jurisdiction where the Company is required to qualify to do business (a true and correct photocopy shall suffice).

             (d) The Lender shall have received a true and correct copy of the Company's By-Laws, as amended, certified by an officer of the Company.

        3.3 Corporate Resolutions. A certified copy of the resolutions adopted by the Board of Directors of the Company authorizing and approving (a) the execution, performance and delivery of this Agreement, (b) the issuance of the Note and the Equity Securities and (c) the other transactions contemplated hereby, shall have been delivered to the Lender.

        3.4 Proceedings and Documents. All proceedings taken or to be taken in connection with the transactions contemplated by this Agreement to be consummated at, or prior to, the execution and Closing hereof and all other documents, schedules, exhibits, opinions and certificates in connection therewith shall each be satisfactory in form and substance to the Lender, and the Lender shall have received copies of all such documents and all other documents which the Lender has requested in connection with the transaction contemplated by this Agreement and of all corporate proceedings in connection therewith, in form and substance satisfactory to the Lender.

        3.5 Intercreditor Agreements. The Company, the Lender and LaSalle National Bank ("LaSalle Bank") shall have executed and delivered an intercreditor agreement satisfactory in form and content to the Lender. The Company, the Lender and Liberty Bond Services shall also have executed and delivered an intercreditor agreement satisfactory in form and content to the Lender.

        3.6 Acquisition. The Company shall furnish to the Lender evidence that the Company has consummated (without waiving any condition precedent to the Company's obligation to close pursuant to the Stock Purchase Agreement pursuant to which the Acquisition is to be made) the acquisition from Apogee Enterprises, Inc. ("Apogee") of all of the outstanding capital stock of Norment Industries, Inc. ("Norment") and Norshield Corp. ("Norshield") for an aggregate purchase price (subject to adjustment) of $22,500,000 (the "Acquisition"), and the Company shall have furnished to the Lender a true and correct copy of the documents executed and delivered in connection with the Acquisition certified by the Chief Executive Officer of the Company.

        3.7 Common Stock and Warrant. The Company shall have issued to the Lender the Shares for an aggregate purchase price of $2,999,000. The Company shall have issued to the Lender the warrant to purchase Common Stock (the "Warrant"), in the form attached as Appendix 3, for an aggregate issue price of $1,000.

        3.8 Corporate Governance and Shareholder Agreement. The Lender, the Company and the principal shareholders of the Company shall have entered into a Corporate Governance and Shareholder Agreement in the form attached as Appendix 4 (the "Shareholder Agreement").

        3.9 Bank Financing. LaSalle Bank and the Company shall have entered into a credit agreement providing the Company with an aggregate credit facility of $18,000,000 (including a revolving credit facility which shall have excess availability at the Closing of at least $4,000,000) on terms and conditions acceptable to the Lender, and a true and correct copy of the loan documents (the "Senior Loan Documents"), certified by the Chief Executive Officer of the Company, shall have been provided to the Lender.



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



        3.10 Investment Fee. The Company shall have paid to the Lender an aggregate investment fee of $120,000; the Lender acknowledges receipt of $50,000 upon the signing of the Lender's Investment Proposal dated September 9, 1998.

        3.11 Non-Compete Agreement. The Company and Martin Roenigk, Kevin Robison and Jon Lucynski shall each have executed and delivered a Non-Compete Agreement in the form attached as Appendix 5.

        3.12 Environmental Reports. The Lender must have received one or more environmental assessment reports regarding the Company, its Subsidiaries and their properties satisfactory in form and substance to the Lender.

        3.13 Bonding Facility. The Company shall have received a commitment for a bonding facility of at least $50 million on terms acceptable to the Lender.

        3.14 Registration Rights. The Company and the Lender shall have entered into the Registration Rights Agreement in the form attached as Appendix 6 (the "Registration Agreement").

        3.15 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any governmental or regulatory authority necessary to consummate the Acquisition shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods (including the waiting period under the Hart-Scott-Rodino
Act) imposed by any governmental or regulatory authority necessary for the consummation of the Acquisition shall have occurred.

        3.16 Subsidiary Guaranties. Each Subsidiary specified by the Lender shall have executed and delivered to the Lender a Subsidiary Guaranty in the form of Appendix 7.

     4. Representations and Warranties. In order to induce the Lender to make the Loan and to purchase the Note and the Equity Securities, and notwithstanding any investigation made by or on behalf of the Lender, the Company makes the following representations and warranties, each of which is independently material and relied upon by Lender (except where the context requires otherwise, all representations and warranties with respect to the "Company" are intended to cover, and shall be deemed to be representations and warranties with respect to, the Company and each Subsidiary, giving effect to the closing of the Acquisition):

        4.1  Existence and Rights.

             (a) The Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has delivered to the Lender a true, complete and correct copy of its Articles of Incorporation and By-Laws. The Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement and each agreement, document or instrument contemplated by this Agreement to which it is a party and to carry out the transactions contemplated hereby and thereby.

             (b) Subsidiaries. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Subsidiary has delivered to the Lender a true, complete and correct copy of its charter documents. Each Subsidiary has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement and to carry out the transactions contemplated hereby and thereby.

             (c) Qualification. The Company and each Subsidiary are duly qualified and in good standing wherever the failure to so qualify would have a Material Adverse Effect. All jurisdictions in which such parties are qualified to do business are set forth on Schedule 4.1(c).

        4.2 Agreement Authorized. The execution and performance of this Agreement and the other agreements, documents and instruments contemplated hereby are duly authorized and do not require the consent or approval of any governmental body, other regulatory authority or other third party. All action on the part of the Company and each Subsidiary, and all necessary or appropriate approvals and consents for the due execution, delivery and performance of this Agreement, including the creation, issuance and sale of the Note and the Equity Securities, have been duly and validly obtained or taken. No right of the Company or any Subsidiary is impaired or infringed upon by the execution and performance of this Agreement. This Agreement and the Note and all other documents, instruments and agreements of the Company or a Subsidiary, as applicable, in connection executed herewith and therewith, constitute the valid and binding obligations of the Company or a Subsidiary, as applicable, enforceable against the Company or a Subsidiary, as applicable, in accordance with their respective terms.

        4.3 Capitalization.

             (a) The Company. The authorized and outstanding capital stock of the Company is set forth in Schedule 4.3(a). All of the outstanding shares of capital stock of the Company are, and upon issuance the Shares and the Common Stock issuable upon exercise of the Warrant will be, duly authorized, validly issued, fully paid and nonassessable and were, and will have been, issued in compliance with all applicable state and federal laws and regulations concerning the issuance of securities. No shares of the Company's capital stock, other than those described above, are issued and outstanding. Except as described in
Schedule 4.3, or as contemplated by this Agreement or the Shareholder Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition of such capital stock.

        (b) The Subsidiaries. Schedule 4.3(b) sets forth the ownership of the issued and outstanding capital stock of each Subsidiary. All of the outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens other than those in favor of LaSalle Bank, and were issued in compliance with all state and federal laws and regulations concerning the issuance of securities. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition of the capital stock of any Subsidiary.

        4.4 Subsidiaries; Other Investments. Except for CompuDyne Corp. of Maryland, CompuDyne, Inc. and the Subsidiaries, the Company has no subsidiaries, or any investment in any other business or entity. For the purpose of this section the term "subsidiary" or "subsidiaries" means any corporation or other entity of which the securities having a majority of the voting power in electing the Board of Directors are owned by the Company either directly or by another subsidiary. The Company does not control or have any contract or commitment to own or control any capital stock, bonds or other securities of and does not have a proprietary interest in any corporation, partnership, proprietorship or other business organization. Except as set forth on Schedule 4.4, CompuDyne Corp. of Maryland and CompuDyne, Inc. are inactive corporations, neither of which, to the Company's best knowledge, has any assets, liabilities or operations.

        4.5 Litigation. Except as set forth on Schedule 4.5, there is no litigation or other proceeding (including any government proceeding or investigation) pending or, to the knowledge of the Company, threatened against or affecting the Company, or the assets of the Company, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement. Without limiting the generality of the foregoing, there is no pending or, to the knowledge of the Company, threatened action, proceeding or investigation involving the prior employment or consultancy of any of the Company's employees or consultants or their use of any information or techniques alleged to be proprietary to any other person or business. To the knowledge of the Company there is no set of presently existing facts or circumstances reasonably likely to be asserted by any person as the basis for any of the foregoing, except as set forth on
Schedule 4.5. Except as set forth on Schedule 4.5, in connection with the Acquisition, Apogee has assumed liability for all loss, damages, costs or expenses that may arise with respect to the properties or operations of Norment and Norshield relating to the period prior to the Closing Date.

        4.6  Financial Statements and Projections.

             (a) Schedule 4.6 contains a complete and correct copy of the audited consolidated balance sheets of the Company as of December 31, 1995, December 31, 1996 and December 31, 1997 and audited consolidated statements of income and cash flow for the fiscal years then ended. Such consolidated financial statements were prepared in accordance with generally accepted accounting principles consistently applied from prior periods, and fairly present in all material respects the financial condition and results of operations of the Company as of the dates thereof and for the periods then ended. Schedule 4.6 also contains unaudited balance sheets of Norment and Norshield as of February 29, 1996, February 28, 1997 and February 28, 1998 and unaudited statements of income and cash flow for the fiscal years then ended. Such financial statements were, to the best knowledge of the Company, prepared in accordance with generally accepted accounting principles consistently applied from prior periods, and fairly present in all material respects the financial condition and results of operations of Norment and Norshield, respectively, as of the dates thereof and for the periods then ended.

             (b) Schedule 4.6 also contains a complete and correct copy of the unaudited pro forma consolidated balance sheet of the Company (including Norment and Norshield) as of September 30, 1998 and pro forma consolidated statements of income, cash flow and shareholders' equity for the nine-month period then ended. Such pro forma financial statements were, to the best knowledge of the Company, prepared in accordance with generally accepted accounting principles consistently applied from prior periods, and fairly present in all material respects the pro forma financial condition and pro forma results of operations of the Company (including Norment and Norshield) as of the date thereof and for the period then ended, subject to normal year-end adjustments and the absence of footnotes. The pro forma balance sheet as of September 30, 1998 is referred to as the "Balance Sheet," and September 30, 1998 is referred to as the "Balance Sheet Date."

             (c) Except as and to the extent reflected or reserved against on the Balance Sheet or set forth on Schedule 4.6, the Company has no outstanding indebtedness or any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, whether due or to become due, except for (i) liabilities entered into in the ordinary course of business and (ii) liabilities which, in the aggregate, do not result in any material adverse change in the financial condition of the Company from that set forth on the Balance Sheet.

             (d) The financial projections attached as Schedule 4.6(d) (the "Projections") have been prepared by the Company in light of the past operations of its business and in good faith, subject to the uncertainties inherent in estimating the Company's future performance and the limited familiarity of the Company with respect to Norment and Norshield. The Projections are based on assumptions that, as of the respective dates thereof, were reasonable in light of the information available to the Company on or prior to the date hereof.

        4.7  Personal Property. Except as specifically disclosed on Schedule
4.7 and on the Balance Sheet and footnotes thereto, the Company has good, marketable and indefeasible title to all personal property which it purports to own, including, but not limited to, that reflected on the Balance Sheet (except as disposed of since the Balance Sheet Date in the ordinary course of business), free and clear of all security interests, liens and encumbrances, except for Permitted Liens (as defined in section 6.11). Schedule 4.7 also sets forth a list of all material property covered by each lease (requiring annual payments in excess of $10,000 or total payments in excess of $75,000) of personal property to which the Company is a party and a list of all such leases and commitments relating to or affecting any interest in tangible personal property to which the Company is a party or by which it or any of its property is in any way bound or affected. None of the rights of the Company under any such lease or other similar interest in tangible personal property will be impaired by the consummation of the transactions contemplated by this Agreement. All tangible personal property owned or leased by the Company is in operating condition and repair, reasonable wear and tear excepted, sufficient to conduct the operations of the Company as presently conducted. No material modifications or additions to such personal property are needed or planned for the conduct of the Company's business as presently contemplated, except as reflected in the Projections. Except for tangible personal property covered by the leases listed in Schedule 4.7, the Company does not use any material tangible personal property not owned by it.

        4.8  Real Estate.

             (a) Schedule 4.8 hereto identifies and sets forth a complete legal description for each parcel of owned real property or interest therein, and an identifying description of each parcel of leased real property, in whole or part used by the Company. Except for Permitted Liens and as set forth in Schedule 4.8, the Company has good and marketable title, free and clear of all liens, encumbrances and imperfections of title, to the real estate and real estate interests described in such schedule.

             (b) None of the rights of the Company under any leasehold or other interest in real property will be impaired by the consummation of the transactions contemplated by this Agreement. The Company has adequate rights of ingress and egress to and from such owned and leased real property. All real property owned or leased by the Company is in condition and repair, reasonable wear and tear excepted, sufficient to conduct the business of the Company as presently conducted and as contemplated. Except as reflected in the Projections, no material additions or modifications to such owned or leased real property are needed or planned. The Company has not received notice of, nor have there occurred, any pending or, to the knowledge of the Company, threatened condemnation proceedings or any other matter materially and adversely affecting the value of such owned or leased real property. The Company's operations and the improvements on such real property comply in all material respects with all applicable zoning laws and building codes.

             (c) Each title insurance policy owned by the Company with respect to any real estate or real estate interest described in Schedule 4.8 is identified in Schedule 4.8 and a copy of each such title insurance policy has previously been delivered to Lender.

             (d) To the knowledge of the Company, except as disclosed in the Environmental Reports (as defined below), there have been no acts or omissions occurring on or with respect to the real estate or real estate interests described in Schedule 4.8 (whether or not such acts or omissions were permitted by the Company) which constituted or resulted, or may have constituted or resulted in the creation of any federal, state or local common law nuisance or which violate or have violated federal, state and local environmental laws, including but not limited to, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act and/or the Resource Conservation and Recovery Act and their state and local law counterparts, all rules and regulations promulgated thereunder and all other legal requirements in connection with the ownership and use of the real estate and real estate interests described in such schedule. The Company has no liability with respect to the storage, treatment or disposal of any hazardous waste or substance. Schedule 4.8 lists all reports (true and complete copies of which have been delivered to the Lender) relating to all environmental audits or surveys performed during the past ten years (the "Environmental Reports") on any real property required to be described in Schedule 4.8.

        4.9 Intellectual Property. Except as set forth on Schedule 4.9, the Company owns, licenses or otherwise has authority to use, free and clear of all liens, encumbrances, licenses, claims and other restrictions or burdens (except Permitted Liens), all patents, trade names, trademarks, copyrights, inventions, processes, designs, custom or proprietary computer software, works of authorship, franchises, formulas, trade secrets, know-how and other intangible property and proprietary rights (collectively, "Intellectual Property") necessary for or used in the conduct of its business, and may, to the Company's knowledge, use all such Intellectual Property in the conduct of its business with no conflict with or infringement of the rights of others. Schedule 4.9 lists all licenses and other agreements with respect to Intellectual Property to which the Company is a party or by which it or any of its assets are bound. Except as set forth on Schedule 4.9, the Company has no knowledge of any material infringement by any third party upon any Intellectual Property owned or used by it and it has not intentionally taken or omitted to take any action which would have the effect of waiving any of its rights thereunder. Schedule
4.9 lists all patents, trademarks, trade names, copyrights and applications for any of the foregoing owned or used by the Company.

        4.10 Absence of Changes. Except as set forth on Schedule 4.10, since the Balance Sheet Date, the Company's business has been developed and operated in the ordinary course thereof consistent with past practices, and the Company has not:

             (a) Undergone any material adverse change in the assets of the Company, its condition (financial or otherwise), or, to the best of the Company's knowledge, its prospects;

             (b) Suffered any material damage, destruction or loss (whether or not covered by insurance) affecting the assets of the Company;

             (c) Incurred any indebtedness, including, but not limited to, any account payable, other than indebtedness incurred in the ordinary course of business and consistent with past practices;

             (d) Paid, discharged or satisfied any claim, lien, encumbrance or liability of the Company (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than in the ordinary course of business and consistent with past practices;

             (e) Declared, set aside or paid any dividend or other distribution in respect of any equity security of the Company, or any direct or indirect redemption, purchase or other acquisition of any equity security of the Company;

             (f) Sold, transferred, pledged, mortgaged, or otherwise disposed of any tangible or intangible asset of the Company, nor has the Company subjected any of its assets to any lien (other than Permitted Liens), security interest, charge or encumbrance, or made any sale, assignment, transfer or other disposition of any patents, copyrights, trademarks, trade names, licenses, franchises, know-how, proprietary processes, formulae or other intangible assets (other than the sale of tangible assets in the ordinary course of business);

             (g) Increased the compensation paid or payable to any officer, managerial employee, consultant or agent of the Company (including, without limitation, any increase pursuant to any bonus, pension, profit sharing or other plan or commitment) other than in the ordinary course of business consistent with past practices;

             (h) Made any capital expenditure or commitment for additions to property, plant or equipment in excess of $35,000;

             (i) Entered into any forward purchase commitments other than in the ordinary course of business;

             (j) Made any change in the accounting methods or practices followed by the Company, or any change in depreciation, cost recovery or amortization policies or rates theretofore adopted;

             (k) Entered into any transaction other than in the ordinary course of business (except as described on Schedule 3.6);

             (l) Entered into or become subject to any agreement, whether in writing or otherwise, to take any of the actions specified above; or

             (m) Received any notice or indication of termination or potential termination of any other material contract, lease or relationship, including relationships with customers and suppliers, which, in any case or in the aggregate, has or may have an adverse effect upon the Company, its business or its prospects.

        4.11 No Materially Adverse or Other Contracts, Etc. The Company is not obligated under any contract, agreement or decree which materially and adversely affects the assets of the Company, its condition (financial or otherwise) or its prospects. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby, (including, but not limited to, the Acquisition), nor the fulfillment of the terms hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, either the Articles of Incorporation or By-Laws of the Company, or of any agreement, restriction, undertaking, instrument, law, ordinance, regulation, governmental license, approval, tariff, any order or decision of any court, any lien, charge or encumbrance under which the Company or any of its properties is bound or obligated.

             Except as set forth on Schedule 4.11, the Company is not a party to, nor obligated under any:

             (a) Written employment or other contracts with employees, independent contractors, consultants or similar individuals or entities;

             (b) Loans, borrowing contracts, notes, indentures, mortgages, leases, royalty or similar agreements (except for the Senior Loan Documents);

             (c) Power of attorney granted by or to the Company;

             (d) Agreement which contains covenants limiting the freedom of the Company to compete in any line of business or market or with any entity or person;

             (e) Any license agreements, distributor, sales representative or agency agreements to which the Company is a party, which involved the payment by the Company of $50,000 in the past 12 months; or

             (f) Contract to which the Company is a party which by its terms involves the future payment by or to the Company of $200,000 or more or is otherwise material to the Company, its business or prospects.

             Neither the Company nor, to the Company's knowledge, any other party to any contract material to the Company is in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any such contract and no such party has made any claim of a material default by the Company. All such contracts are enforceable against the Company and, to the knowledge of the Company, against the other parties thereto (subject only to bankruptcy, reorganization, insolvency or other similar laws or any applicable rules of equity). All such contracts are in full force and effect and have been approved by all third parties whose approval is required. The consummation of the transactions contemplated hereby (including, but not limited to the Acquisition) will not and no state of facts exists which with the passage of time or the giving of notice or both would constitute a default under or breach of any of such contracts by the Company or, to the Company's knowledge, by any other party thereto. Adequate arrangements have been made in connection with the Acquisition to assure that the Company will receive the full economic benefit of each of the contracts transferred or assigned to the Company by Apogee or an affiliate of Apogee pursuant to the Acquisition.

        4.12 Employee Benefit Plans.

             (a) Except as set forth on Schedule 4.12, the Company does not maintain or contribute to (i) any nonqualified deferred compensation or retirement plans or arrangements; (ii) any defined contribution retirement plans or arrangements; (iii) any defined benefit pension plan; (iv) any other plan, program, agreement or arrangement under which former employees of the Company or their beneficiaries are entitled, or under which current employees of the Company will be entitled following termination of employment, to medical, health, life insurance or other benefits (other than health continuation coverage described in section 4980B of the Code, Part 6 of Title I of ERISA or applicable state insurance law and any right of an employee to benefits continued coverage by reason of disability or any conversion feature provided under any insurance arrangement); (v) any other employee benefit, health, welfare, medical, disability, life insurance or other program, agreement, arrangement or policy; or (vi) any other "employee benefit plan," as such term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and regulations thereunder. The plans required to be described in Schedule 4.12 are referred to as the "Plans."

             (b) Except as set forth in Schedule 4.12, the Company is not part of a Controlled Group or Affiliated Service Group. "Affiliated Service Group," for purposes of this section, is defined in section 414(m) of the Internal Revenue Code of 1986, as amended (the "Code"). "Controlled Group," for purposes of this section, means a group of trades or businesses (whether or not incorporated) under common control, as defined in the regulations issued pursuant to section 414(b) or (c) of the Code, or other such regulations prescribed by the Pension Benefit Guaranty Corporation pursuant to section 4001 of ERISA, of which the Company is a part.

             (c) No Plan to which the Company contributes is a multiemployer plan, as defined in section 4001(a)(3) of ERISA, or a defined benefit plan, as defined in section 3(35) of ERISA.

             (d) The Plans have been administered in all material respects in compliance with the applicable requirements of ERISA, all applicable foreign laws and the plan documents, and the Plans meet all applicable requirements for favorable tax treatment under the Code in both form and operation except as otherwise disclosed on Schedule 4.12. All of the Plans which constitute employee pension benefit plans or employee welfare plans subject to ERISA and the trusts or other funding vehicles related to the Plans have, in all material respects, been maintained in compliance in both form and operation with the requirements of ERISA and any applicable state law except as otherwise disclosed on Schedule
4.12. The Plans which constitute employee pension benefit plans, as defined in section 3(2) of ERISA, comply, in all material respects, with the requirements of the Tax Reform Act of 1986, and the Omnibus Budget Reconciliation Act of 1989, and all subsequent legislation, requirements and amendments, and the Company has received from the Internal Revenue Service a favorable determination letter as to each such Plan except as otherwise disclosed on Schedule 4.12. All required contributions pursuant to the Plans for all periods prior to Closing have been made or will be made prior to the Closing or are adequately reflected on the Balance Sheet. There have been no nonexempt prohibited transactions, as defined in section 406 of ERISA or section 4975 of the Code, with respect to any of the Plans or any parties in interest or disqualified persons with respect to the Plans or any reduction or curtailment of accrued benefits with respect to any Plans. There are no pending or, to the knowledge of the Company, threatened claims, lawsuits or arbitrations which have been asserted or instituted against the Plans or any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any Plans. No representations or communications with respect to participation, eligibility for benefits, vesting, benefit accrual or coverage under the Plans have been made to the Company's employees other than those which are substantially in accordance with the terms of such Plans in effect immediately prior to the Closing.

             (e) No Plan which is a "group health plan," as defined in Code section 4980B, has failed to comply with the continuation coverage requirements of section 4980B of the Code for all periods prior to Closing.

             (f) The Company has furnished to the Lender true and complete copies of:

                 (i)   the Plans' summary plan descriptions;

                 (ii) the most recent determination letter received from the Internal Revenue Service regarding the Plans and copies of any pending applications, filings or notices with respect to any of the Plans with the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the Department of Labor or any other governmental agency;

                 (iii) the latest financial statements and annual reports of each of the Plans as of the end of the most recent Plan year;

                 (iv) the reports of the most recent actuarial valuations of the Plans, if any; and

                 (v) copies of any investment management agreements thereunder and of any fiduciary insurance policies, fidelity bonds, rules, regulations or policies of the trustees or any committee thereunder.

        4.13 Compliance with Laws, Instruments, Etc.

             (a) Generally. The Company is not in violation of its Articles of Incorporation or By-Laws, as amended, or in violation in any material respect of any applicable law, statute or regulation of any federal, state, municipal or other governmental or quasi-governmental agency, board, bureau or body relating to the conduct of its business or maintenance, operation or use of the assets of the Company, or in violation or default in any material respect with respect to any order, license, regulation or demand of any court or governmental agency, or in default in any respect under any indenture, mortgage, lease, agreement or other instrument under which it is bound. Except as disclosed on
Schedule 4.13, the Company holds all governmental or regulatory licenses, qualifications and permits required or necessary to conduct its business and to perform all contracts to which it is bound, or which were assigned to it by Apogee (or an affiliate of Apogee) in connection with the Acquisition, in each such jurisdiction where such licenses, qualifications or permits are required or necessary to allow the Company to receive payment in full under such contracts. The Company is in compliance with and has performed each and every obligation required to be complied with and performed pursuant to each contract, lease, license, mortgage, indenture, instrument and other agreement by which it is bound or obligated, and there is no default by the Company, and to its knowledge, by any other party thereto, under any such contract, lease, license, mortgage, indenture, instrument or other agreement now existing, or which would come into existence with the passage of time, the giving of notice, or both. The Company and its employees, agents and representatives have not, to obtain or retain business, directly or indirectly offered, paid, promised to pay or authorized the payment of any money or other thing of value, directly or indirectly, to any person who is a foreign governmental official, an official of any foreign political party or any candidate for a foreign governmental or political party office.

             (b) Environmental. Except as disclosed in the Environmental Reports, the Company has complied and is in compliance in all respects with all applicable federal, state, local and foreign laws, statutes, rules, regulations, ordinances and other requirements, including, without limitation, permits issued thereunder, judicial and administrative orders and determinations and contractual obligations concerning public health and safety, worker health and environmental contamination of any type whatsoever, including, without limitation, all such standards of conduct and obligations relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, sale, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous, toxic or otherwise dangerous chemical, material, substance or waste, or mixture, pesticide, petroleum product or byproduct, asbestos, polychlorinated biphenyls, noise or radiation. Except as disclosed in the Environmental Reports, there are no claims, demands, and/or governmental or third party investigations, pending or, to the Company's knowledge, threatened, relating to any hazardous materials (collectively called "Environmental Claims") against the Company or relating to any real property currently or formerly owned or leased by the Company, or operated by the

Company. Except as disclosed in the Environmental Reports, there are no lawsuits, judgments, consent decrees, administrative orders and/or administrative proceedings (collectively called "Environmental Litigation") pending, or to the Company's knowledge, threatened against the Company or any real property presently or formerly owned by the Company, relating to any hazardous materials treated, stored, used and/or disposed of by the Company. Except as disclosed in the Environmental Reports, to the Company's knowledge, no other person has caused, discharged, permitted or arranged for any hazardous material to be used, generated, reclaimed, transported, released, treated, stored, recycled, refined or disposed of in a manner which is likely to form the basis for an Environmental Claim or Environmental Litigation against the Company. Except as disclosed on Schedule 4.13, in connection with the Acquisition, Apogee has assumed liability for all loss, damages, costs or expenses that may arise with respect to the properties or operations of Norment and Norshield relating to the period prior to the Closing Date. The Company has not assumed any liability of any person for cleanup, remediation, removal, compliance or required capital expenditures in connection with any Environmental Claim or Environmental Litigation. Except as described in the Environmental
Reports: (i) there are no underground storage tanks or surface impoundments that are or were located, on real property currently owned or leased by the Company or on adjacent parcels of real property; and (ii) no part of such currently owned, leased and operated real property, and no part of parcels adjacent to such real property, including the groundwater located thereon, is presently contaminated by hazardous materials in violation of any applicable environmental law.

        4.14 Securities Laws. The sale and delivery of the Note and the Equity Securities issued to the Lender are (assuming the accuracy of the Lender's representations in section 8), exempt from the requirement of registration under the Securities Act of 1933, as amended ("Securities Act") and applicable state "Blue Sky" laws.

        4.15 Brokers. The Company has not incurred any liability for any finders' fees, brokerage fees or similar fees or expenses in connection with entering into this transaction with the Lender except as fully described on
Schedule 4.15.

        4.16 Taxes. The Company has timely filed, or obtained valid extensions of time for filing (which extensions have not expired), all federal, state, local and other tax returns and reports required to be filed by the Company. All such tax returns are true and correct in all material respects. No claim has been made by any taxing authority in any jurisdiction where the Company did not file tax returns that the Company is or may be subject to taxation by that jurisdiction. Except as disclosed on Schedule 4.16, in connection with the Acquisition, Apogee has assumed liability for all loss, damages, costs or expenses that may arise with respect to the properties or operations of Norment and Norshield relating to the period prior to the Closing Date. Except as disclosed in Schedule 4.16:

             (a) The Company has paid all taxes (including all deficiency assessments, additions to taxes, penalties and interest, of which notice has been received) to the extent that such amounts have become due or are claimed to be due from any federal, state, local or foreign taxing authorities.

             (b) Adequate provisions have been made in the balance sheet of the Company as of December 31, 1997 and in the Balance Sheet for the payment of all then accrued and unpaid federal, state, local and other taxes, whether or not then due and payable and whether or not disputed.

             (c) There are no tax liens (other than liens for taxes which are not yet due and payable) on any property of the Company.

             (d) There are no pending or, to the Company's knowledge, threatened tax return examinations against the Company.

             (e) There are no tax deficiencies asserted by any jurisdiction against the Company.

             (f) The Company has not granted any extensions of limitation periods applicable to tax claims that are currently open.

        4.17 Insurance. Schedule 4.17 contains a correct schedule of all policies of insurance carried by the Company (including all policies of which the Company is a beneficiary, is the owner or pays the premiums with respect thereto) showing material facts as to coverage. The insurance it carries is reasonably adequate in kind and amount to cover insurable risks normally insured against by companies similarly situated, is subject to the deductibles and self-insurance programs disclosed on Schedule 4.17, and all premiums thereon have been paid as and when due. All such policies are in full force and effect. No notice of cancellation or termination has been received with respect to any such policy. Such policies are valid, outstanding and enforceable policies and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The liability insurance coverage to which the Company was a party throughout the five years preceding the Closing was comparable (considering inflation during such period) to the coverage currently in effect and was adequate considering the nature of its businesses. During such five year period the Company suffered no material insurable loss for which a claim was not made. The Company has not been refused any insurance with respect to any material assets or operations, nor has its coverage been limited in any respect material to its operations, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five years. The bonding facility described in section 3.13 is adequate in scope and amount for the Company's current and projected business.

        4.18 Products Liability and Product Warranty. Schedule 4.18 sets forth all cash expenses, non-cash charges and reserve activity with respect to the Company's products liability lawsuits, claims and settlements during the past five years. Schedule 4.18 sets forth all cash expenses and non-cash charges related to warranties of the Company in connection with the sale of products by the Company during the past three years. All products sold by the Company are in all material respects manufactured in conformity with all applicable contractual commitments and all express or implied warranties. Except as disclosed on
Schedule 4.18, in connection with the Acquisition, Apogee has assumed liability for all loss, damages, costs or expenses that may arise with respect to the properties or operations of Norment and Norshield relating to the period prior to the Closing Date.

        4.19 Related Transactions. "Affiliate" of any person shall mean any other person which directly or indirectly controls, is controlled by or is under common control with such person. For purposes hereof, "control" shall mean the direction of management or policies (whether through ownership of securities, by contract or otherwise), provided that any person which owns directly or indirectly 5% or more of the securities of any other person having ordinary voting power for the election of directors shall be deemed to control such other person. Under no circumstances shall the Lender be deemed for purposes of this Agreement to be an Affiliate of the Company or any of its Affiliates. Except as disclosed on Schedule 4.19: (a) no Affiliate nor any officer, director or stockholder of the Company or, to the Company's knowledge, to any person related by blood or marriage to any such person or any entity in which any such person owned or owns any beneficial interest, was or is a party to any agreement, contract, commitment or transaction with the Company or had or has any interest in any property used by the Company; (b) no Affiliate is the direct or indirect owner of any interest in any corporation, firm, association or business organization which is a competitor or supplier of the Company (except for passive investments of less than 5% in companies whose securities are traded on NASDAQ or a national stock exchange); (c) no Affiliate is the recipient of income from any source other than the Company which should properly accrue to the Company.

        4.20 Minute Books and Stock Record Books. The minute books of the Company contain true, complete and correct records of all meetings and other actions of the stockholders or Board of Directors of the Company. The stock transfer record books of the Company contain true, complete and correct records of all transactions involving the Company's capital stock.

        4.21 Employee Matters.

             (a) Except as disclosed on Schedule 4.21, he Company is not a party to any collective bargaining agreement;

             (b) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board;

             (c) there is no labor strike, dispute, slowdown, representation campaign or work stoppage actually pending or threatened against or affecting the Company;

             (d) to the Company's knowledge, no officer or employee of the Company has entered into any agreement which is now in effect with any person, corporation, partnership or business organization other than the Company requiring such person to assign any interest in any invention or trade secrets or to keep confidential any trade secrets or other proprietary information or containing any prohibition or restriction on competition or solicitation of customers; and

             (e) to the Company's knowledge, no managerial employee of the Company or any Subsidiary intends to terminate his or her employment with the Company within six months after the Closing.

        4.22 Profit Payments. Except as set forth in the Senior Loan Documents or on Schedule 4.11, the Company is not a party to any agreement involving payments in excess of $50,000 to any person or entity based on profits or gross revenues or sales.

        4.23 Bank Accounts. Schedule 4.23 hereto contains a true, complete and correct list of each bank or other depository account or safe deposit box maintained by the Company, including the name of the bank or other depository and the names and titles of all persons authorized to draw thereon or having access thereto.

        4.24 Investment Company. The Company is not an "Investment Company" or a company controlled by an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

        4.25 Solvency. The Company, after giving effect to the transactions contemplated by this Agreement, has not incurred, does not intend to incur, does not believe and has no reason to believe it will incur, debts which it will be unable to pay as they become due. The Company is not engaged in a business or a transaction and is not about to engage in a business or a transaction for which the property remaining with the Company is an unreasonably small capital. After giving effect to the transactions contemplated by this Agreement (including the Acquisition), the Company owns assets and operations whose fair saleable value, in the aggregate, is greater than the amount required to pay all its indebtedness.

        4.26 Regulations G and X. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined, from time to time, in Regulation G promulgated by the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Note shall be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulations G and X.

        4.27 Year 2000 Compliance. Except as described on Schedule 4.27, the computer programs and software used by the Company, including all such programs and software embedded in products sold by the Company, will correctly recognize, calculate, sort, store, display and/or process dates outside of the range 1900-1998, including the years 1999, 2000 and beyond, and to correctly recognize that the year 2000 is a Leap Year and to correctly handle all date calculations involving the date February 29, 2000.

        4.28 Disclosure. All statements of the Company contained in any exhibit, certificate or other instrument attached hereto or required to be delivered to the Lender pursuant to this Agreement shall constitute representations and warranties by the Company hereunder. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items required hereby contain any untrue statement of a material fact or omit a material fact necessary to make each such statement contained herein or therein not misleading. To the Company's knowledge, there is no material fact pertaining to the Company's business which the Company has not disclosed to the Lender in writing and which, as of the date hereof, could reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer relations, employee relations or business prospects of the Company.

     5. Affirmative Covenants. From and after the Closing Date and so long as the Company is indebted to the Lender (with respect to the Loan, interest or otherwise pursuant to this Agreement) or the Lender owns at least 10% of the issued and outstanding Common Stock, the Company (including for purposes of this section 5 each Subsidiary) shall comply with each of the following actions:

        5.1 Payment of Note. The Company shall duly make all principal and interest payments on the Note, as the same become due and payable, and shall otherwise comply with the terms and conditions thereof (including the grace period described in section 7.1(a) provided the Company pays the default interest required by section 7.1(a)).

        5.2 Taxes. The Company shall accurately prepare all tax returns required by law to be filed. The Company promptly shall pay and discharge all taxes, assessments and governmental charges or levies imposed by applicable law upon it or upon its income or profit, or upon its properties, real, personal or mixed; provided, however, that the Company shall not be required to pay or cause to be paid any such tax, assessment, charge or levy if the same shall not at the time be due and payable or if the validity thereof shall be contested in good faith by appropriate proceedings, if any, in which event it has established adequate reserves on its books with respect to such tax, assessment, charge or levy; provided further, however, that the Company will pay all such taxes, assessments, charges or levies forthwith whenever, as the result of proceedings to foreclose any lien which attached as security therefor, foreclosure on such lien appears imminent, or will obtain a surety bond or take such other steps as will prevent such foreclosure.

        5.3 Maintain Rights and Facilities. The Company shall maintain and preserve its corporate existence and all its rights, franchises and qualifications adequate for the conduct of its business and the ownership of its properties.

        5.4 Insurance; Bonds. The Company shall maintain insurance against all such liabilities, hazards and risks, and in at least such amounts (in the case of property casualty insurance at least replacement cost), as are usually carried by persons engaged in the same or a similar business. All such insurance shall be effected under valid and enforceable policies issued by insurers of recognized responsibility, except that the Company may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction through an insurance fund approved by such state or other jurisdiction. The Company shall obtain and maintain in force such contract payment and performance bonds as are required in connection with the Company's business.

        5.5 Financial Reports. The following financial reports shall be provided:

             (a) The Company shall provide the Lender, within 30 days after the end of each calendar month, an unaudited financial statement of the Company which will include a (i) balance sheet, (ii) statement of income and expense, and (iii) statement of cash flow, all for such monthly period and for the then current fiscal year to date together with a monthly comparison of actual operating results to the previous fiscal year and, beginning February 1999, to budget. Each of the foregoing financial statements shall be provided in reasonable detail and prepared in accordance with accounting principles consistently applied (subject to the absence of footnotes), and shall be furnished in consolidated and consolidating form for the Company and the Subsidiaries. Such financial statements shall be accompanied by a written narrative describing business developments, for the month covered by the statements, in form and detail reasonably satisfactory to the Lender. Such financial statements shall be certified, subject to audit and normal year-end adjustments, by the Chief Executive Officer or senior financial officer of the Company and shall also be accompanied by the certificate of such officer to the effect that: (i) to his knowledge, there exists no Event of Default (as defined in section 7 hereof) or event which, with the giving of notice or passage of time or both, would constitute an Event of Default or if any such Event of Default exists, specifying the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto (provided that the Lender shall not be subject to any liability, nor shall the Lender be deemed to waive any right or remedy to which it may be entitled, as a result of any action taken or not taken subsequent to receipt of such statement regarding Events of Default); and (ii) nothing has come to the attention of the management of the Company that caused them to believe the Company was not in compliance with any terms, covenants, provisions or conditions of section 5 or 6 of this

Agreement. The Company shall also furnish the Lender copies of all financial reports furnished to any bank providing senior debt or to any bonding company.

             (b) Within 90 days after the last day of each fiscal year of the Company, the Company will provide the Lender with an audited annual report of the Company containing a (i) balance sheet, (ii) statement of income and expense, (iii) statement of stockholders' equity and (iv) statement of cash flow for such year, prepared in accordance with generally accepted accounting principles applied on a consistent basis and setting forth in each case, in comparative form, the figures for the previous fiscal year, all in reasonable detail and, in the case of the audited annual report, accompanied by an unqualified (as to scope of audit and going concern) opinion of an independent certified public accountant satisfactory to the Lender. The annual financial statements shall be accompanied by a written statement from the Chief Executive Officer or senior financial officer of the Company to the effect that: (i) to the knowledge of the Company there exists no Event of Default or event which, with the giving of notice or passage of time or both, would constitute an Event of Default or if any such default exists, specifying the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto (provided that the Lender shall not be subject to any liability, nor shall the Lender be deemed to waive any right or remedy to which it may be entitled, as a result of any action taken or not taken subsequent to receipt of such statement regarding Events of Default); and (ii) nothing has come to the attention of the management of the Company that caused them to believe the Company was not in compliance with any terms, covenants, provisions or conditions of section 5 or 6 of this Agreement. The annual audited financial statements shall be furnished in consolidated and consolidating form for the Company and the Subsidiaries. Together with each delivery of financial statements of the Company pursuant to section 5.5(b) hereof, the Company shall deliver a written statement by its independent certified public accountants addressed to the Lender (i) stating that the examination has included a review of the terms of this Agreement as they relate to accounting matters and (ii) stating whether, in connection with the examination, any condition or event relating to accounting matters that constitutes (or with notice, the passage of time, or both, will constitute) an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof.

             (c) Promptly upon receipt, the Company will provide the Lender with copies of all audit reports submitted to the Company by independent accountants in connection with each annual audit of the books of the

Company and the Subsidiaries and copies of any and all management reports and recommendations given by its independent accountants to the Company.

        5.6 Budget. On or before January 31, 1999 with respect to the fiscal year ending December 31, 1999 and on or before the last day of each fiscal year commencing with the following fiscal years, the Company shall furnish to the Lender an operating financial forecast for the Company (including an operating and capital budget) for the upcoming fiscal year and projections of (i) the balance sheet of the Company at the end of each month of such fiscal year, (ii) statements of income and expense for each month of such fiscal year, (iii) statements of cash flow of the Company for each month of such fiscal year, and
(iv) a budget of capital expenditures to be incurred by the Company for such fiscal year, all of the foregoing to be furnished in consolidated and consolidating form for the Company and the Subsidiaries and shall be in reasonable detail and certified by the Chief Executive Officer or senior financial officer of the Company as having been prepared in good faith and to the best knowledge and ability of the Company. The Company shall, promptly upon any material revision of the foregoing, provide such revisions to the Lender. The business plan referred to above shall include management's intentions with regard to anticipated significant business developments or objectives of the Company.

        5.7 Books and Records; Inspection. The Company shall keep proper, complete and accurate books of record and account. The Lender shall have the right to visit and inspect any of the properties, books and records of the Company (and to make copies and take extracts therefrom), to discuss the Company's affairs, finances and accounts with, and be advised of the same by, its directors, officers, employees, consultants, and independent accountants at such reasonable times and intervals, subject to reasonable prior notice to the Company, as the Lender may desire.

        5.8 Maintain Properties. The Company shall keep its properties in working order and condition, ordinary wear and tear excepted, and from time to time make all prudent, needful or proper repairs, replacements, extensions, additional betterments and improvements thereto, so that the business carried on by the Company may be efficiently conducted at all times in accordance with sound business management.

        5.9 Compliance with Instruments, Laws, Etc. Except where the Company's failure to comply would not have a Material Adverse Effect, the Company shall comply in all respects with the terms, requirements, restrictions and limitations of any applicable law, statute or regulation of any federal, state, municipal or other governmental or quasi-governmental agency, board, bureau or body materially relating to the conduct of its business and maintenance and operation of its respective properties (except where the Company is contesting the applicability thereof by appropriate legal proceedings), and shall further comply with and perform the terms, conditions and covenants contained in any contract, lease, license, mortgage, indenture, instrument or other agreement under which the Company is obligated.

        5.10 Notices. Upon the Company's obtaining notice or knowledge of any of the following, promptly notify in writing the Lender of the same and what action the Company proposes to take, and shall thereafter keep the Lender fully informed, with respect thereto:

             (a) Any breach of or default, with respect to which any grace period has expired, by the Company in the fulfillment of any of the material terms, covenants or conditions of this Agreement or any loan agreement or material contract or material governmental license, permit or tariff by which it is bound or to which it is a party, or the existence or occurrence of any condition, event, act or omission which, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Agreement (as defined in section 7) or an event of default under any loan agreement or material contract, or material governmental license, permit or tariff by which it is bound or to which it is a party.

             (b) Any litigation, investigation or administrative proceeding, in which the amount in controversy exceeds $250,000 or in which a criminal sanction or injunctive remedy is sought against the Company, or any otherwise material determination, fine, penalty or other materially important dispute to which the Company is a party or by which it is affected.

             (c) Any change or modification in existing contracts, agreements or commitments to which the Company is a party or is bound, which change or modification would have a Material Adverse Effect.

             (d) Any change in the laws applying in particular to the Company or the industries in which the Company competes, which change would have a Material Adverse Effect.

             (e) Any bid for a project with respect to which the Company's proposed contract exceeds $10,000,000.

             (f) Any warranty claim made against the Company in which the amount claimed exceeds $250,000.

             (g) Any surety loss under bonds maintained by the Company in which such loss exceeds $250,000.

        5.11 Shareholder Agreement. The Company shall enter into and comply in all respects with the Shareholder Agreement.

        5.12 Observation Rights. The Company shall permit two representatives of the Lender to attend all meetings of the Board of Directors and any committees thereof; one of such representatives shall be the Blair Director (as defined in the Shareholder Agreement) once such person has been elected to the Board of Directors.

     6. Negative Covenants. From and after the Closing Date and so long as the Company is indebted to the Lender (with respect to the Loan, interest or otherwise pursuant to this Agreement) or the Lender owns at least 10% of the issued and outstanding Common Stock, the Company and the Subsidiaries will not do or take any of the following actions without the prior written consent of the
Lender:

        6.1 Use of Proceeds. Use the proceeds from the Lender's purchase of the Note or the Equity Securities for any purpose other than the Acquisition, the refinancing of the Company's debt and the payment of fees and expenses associated therewith.

        6.2  Redemption; Distributions. Except for the transactions described on
Schedule 6.2, purchase or otherwise acquire, redeem or retire or make any distribution or pay any dividend with respect to, the Company's capital stock or agree or commit to do any of the foregoing. Notwithstanding the foregoing, (i) any Subsidiary may pay dividends or make other distributions to the Company or to a wholly-owned Subsidiary of the Company; (ii) the Company may purchase its capital stock in the open market, in an amount not to exceed $100,000 per year, for the purpose of making resales to employees under its stock discount plan or matching contributions under its 401(k) plan; (iii) the Company may purchase in the open market up to $150,000 per year of its capital stock in connection with the performance of its obligations under the Company's employee and director stock option plans; and (iv) the Company may purchase such shares of capital stock as it is required to purchase to satisfy its obligations under the August 1, 1993 Stock Purchase Agreements described on Schedule 4.3(a).

        6.3 Investments, Loans and Advances. Make or have outstanding any loans or advances to, or investments in (through the acquisition of securities or stock or otherwise), any other person, firm, or corporation, except:

             (a) Advances in the ordinary course of business to suppliers in respect to the purchase of inventory, supplies or equipment;

             (b) By endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

             (c) Investments in obligations of the United States Government and maturing within one year or deposits in or certificates of deposit issued by a commercial bank organized under the laws of the United States having capital and surplus in excess of $100,000,000 and maturing within one year;

             (d) Travel and other advances to employees in the ordinary course of business;

             (e) Investments in commercial paper of any United States corporation rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc. and maturing within one year; or

             (f) Investments in money market funds substantially all of the assets of which are comprised of securities of the type described in sections
(c) and (e) above.

             (g) Contributions by the Company to the capital of any of its Subsidiaries, or by any such Subsidiary to the capital of any of its Subsidiaries.

             (h) In the ordinary course of business, Investments by the Company in any Subsidiary or by any Subsidiary in the Company, by way of intercompany loans, advances or guaranties, all to the extent permitted by the Senior Loan Documents.

             (i) suretyship liabilities permitted by the Senior Loan Documents.

             (j) any acquisition by the Company or any Subsidiary where (1) the assets acquired (in the case of an asset purchase) are for use, or the entity acquired (in the case of any other acquisition) is engaged, solely in the security systems or fire alarm businesses; (2) immediately before and after giving effect to such acquisition, no Event of Default shall exist;
(3) the aggregate consideration to be paid by the Company and its Subsidiaries (including any Indebtedness assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with such acquisition (or any series of related acquisitions) and any other acquisitions consummated during the same fiscal year is less than $600,000 in aggregate; (4) immediately after giving effect to such acquisition, the Company is in pro forma compliance with all the financial ratios and restrictions set forth in section 6.17; (5) in the case of the acquisition of any entity, the Board of Directors of such entity has approved such acquisition; (6) the EBITDA in respect of the business (in the case of an asset purchase) or entity (in the case of any other acquisition) acquired is not less than zero; and (7) the Company provides ten days prior written notice of such acquisition to the Lender.

             6.4 Acquisition or Sale of Business; Merger or Consolidation. Except as and to the extent permitted under section 6.3, purchase or otherwise acquire the stock, shares, or other securities, or substantially all of the assets or business, of any person or other entity; or liquidate, dissolve, merge, consolidate, reorganize, recapitalize or otherwise alter its legal status or commence any proceedings therefor; or sell, lease, transfer, or dispose of, in any way, any personal or real property assets, except assets sold or leased in the ordinary and normal course of business; or assign or transfer any substantial part of its intangible business rights necessary for the continuance of its business as now conducted or planned. Notwithstanding the foregoing, this section 6.4 shall not prohibit: (a) any merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any wholly-owned Subsidiary into the Company or into, with or to any other wholly-owned Subsidiary; (b) any such purchase or other acquisition by the Company or any wholly owned Subsidiary of the assets or stock of any wholly-owned Subsidiary; or (c) sales and dispositions of assets (including the stock of Subsidiaries) for at least fair market value (as determined prior to such sale or disposition by the Company's Board of Directors) so long as the net book value of all assets sold or otherwise disposed of in any fiscal year of the Company does not exceed 10% of the net book value of the consolidated assets of the Company and its Subsidiaries as of the last day of the preceding fiscal year.

        6.5  Change Capital Structure. Excluding the transactions listed on
Schedule 6.5, increase or decrease the number of its authorized shares, or vary or alter the terms, par value or rights of shares of any class or type of stock, or issue or agree to issue any capital stock or other securities of the Company, or any options, warrants or other rights to acquire such capital stock or other equity securities, or securities convertible into Common Stock or other equity securities of the Company, or create any new class of stock of the Company; provided, however, the Company may issue up to 555,000 shares of Common Stock to members of the Company's management, and an additional 45,000 shares if the Company's EBITDA for 2001 is greater than $13 million, all on terms acceptable to the Lender pursuant to an incentive stock option program to be implemented by the Company, subject to the Lender's approval, after Closing, and pursuant to the directors' option plan described on Schedule 6.2.

        6.6  Officers' Salaries and Loans. Pay to the persons listed on
Schedule 6.6 annual compensation in excess of the annual amounts shown on
Schedule 6.6, or as such compensation may in the future be adjusted by a majority (including Lender's representative) of the Company's compensation and stock option committee of the Board of Directors. The term "compensation", for purposes of this section, shall include all remuneration for services rendered, whether such payment be called salary, bonus, drawing account, profit sharing, withdrawals or other form of recompense (but shall not include fringe benefits, such as the qualified profit-sharing plan and health and life insurance, generally available to all salaried employees and deferred compensation plans and retirement plans approved by the Board of Directors available to certain members of the Company's management and vehicles provided to such persons consistent with historical practice and expense).

        6.7 Amendments or Changes in Charter or Agreements. Amend, modify or supplement in any way, or terminate, its Articles of Incorporation or By-Laws except as contemplated by this Agreement or its Appendices; or except as permitted by the Intercreditor Agreement, modify, alter, supplement, extend or amend any agreement or document relating to the Senior Debt (as defined in section 6.10) (the "Senior Loan Documents") to the extent such modification, alteration, supplement, extension or amendment (i) increases the Senior Debt,
(ii) increases the interest rate or rates per annum or increases the fees payable in excess of the amount of such rates of interest or fees currently in existence thereunder, (iii) accelerates the scheduled payment dates, the commitment reduction dates or the final maturity dates, or (iv) imposes terms more restrictive to the Lender (with respect to the receipt of payments of principal and interest under this Agreement) than those restrictive terms which exist under the Senior Loan Documents as of the date hereof.

        6.8 Dealings with Affiliates. Enter into any transaction (including, without limitation, the purchase, sale or exchange of property or the rendering of any services) with any of the Company's directors or Affiliates (other than the Company's Subsidiaries), or any person related by blood or marriage to any such person or any entity in which any such person owns any beneficial interest.

        6.9 Pension and Profit Sharing Plan or Arrangements. Establish or, except for Plans identified on Schedule 4.12 as they may be amended, supplemented or replaced from time to time by commercially reasonable and customary arrangements, make any contribution to any employee pension benefit plan, or other pension or profit sharing plan or arrangement, whereby any part of the profits or earnings of the Company (on a consolidated basis) is shared with any person, firm or corporation.

        6.10 Permitted Indebtedness. Create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any Indebtedness (as defined below), except: (a) the Senior Debt, as defined below;
(b) the Loan; (c) purchase money indebtedness not to exceed $300,000, on a consolidated basis, at any time, for capital expenditures permitted under section 6.12, provided any related security interest complies with section 6.11(c); (d) Indebtedness secured by Permitted Liens; (e) Indebtedness not to exceed $1,750,000 in connection with the IRB financing contemplated in connection with the Norshield Expansion (as defined in section 6.12); (f) the Company's obligations under contract payment and performance bonds entered into in the ordinary course of business; (g) obligations under any interest rate, currency or commodity swap agreement, cap agreement or collar agreement incurred for bona fide hedging purposes and not for speculation; (h) Indebtedness of any Subsidiary to the Company or of the Company to any Subsidiary; (i) Indebtedness described on Schedule 6.10 and any extension, renewal or refinancing thereof so long as the principal amount is not increased; and (j) other Indebtedness, in addition to the Indebtedness listed above, in an aggregate amount not at any time exceeding $150,000.

             "Indebtedness" shall mean: (w) all indebtedness for borrowed money (including, without limitation, that constituting all or any part of the deferred purchase price of property or services); (x) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (y) all Capital Lease Obligations (as defined in section 6.18) and (z) all indebtedness secured by any lien or security interest on any property or asset owned or held by the Company regardless of whether the indebtedness secured thereby shall have been assumed by the Company or is nonrecourse to the credit of the Company.

             "Senior Debt" shall mean any and all obligations, indebtedness and liabilities now or hereafter owing or due from the Company to LaSalle Bank under the LaSalle Bank Credit Agreement; provided, however, that (solely for purposes of section 6.10(a)) Senior Debt shall not include:

             (i) increases in the principal amount of the indebtedness of the Company to LaSalle Bank in excess of $3,000,000, which amount shall be reduced in such increments and at such times as correspond to the reduction in principal of the Company's term loan with LaSalle Bank and to the reductions in availability under the LaSalle Bank revolving loan;

             (ii) increases in the portion of interest that accrues in respect of the indebtedness of the Company to LaSalle Bank at a rate in excess of the otherwise applicable interest rate (or default rate) (including any adjustable rate or rate to be reset pursuant to the terms of the LaSalle Bank Credit Agreement) provided for under the LaSalle Bank Credit Agreement in effect on the date hereof; and

             (iii) increases in the fees, charges or expenses provided for under the LaSalle Bank Credit Agreement in effect on the date hereof.

        6.11 Liens. Create or suffer to exist, any claim, assessment, pledge, security interest, mortgage, encumbrance or other lien (collectively, "Liens") in favor of any person, including the Lien of a conditional seller, upon any of its properties or assets, now owned or hereafter acquired, including treasury shares; provided, however, that this restriction shall not be applicable to nor prevent the following (referred to in this Agreement as "Permitted Liens"):

             (a) Liens for taxes, assessments or governmental charges not delinquent or being contested in good faith; undetermined Liens and charges incident to construction and not resulting from any delinquent obligation for the payment of money on account of such construction; the lessor's rights in leasehold property, and easements, restrictions, minor title irregularities and similar matters which have no adverse effect as a practical matter upon the ownership and use of the properties;

             (b) Liens or deposits in connection with indebtedness not in violation of section 6.10 above, worker's compensation or other insurance or to secure customs duties, public or statutory obligations, appeals bonds or carrier's, warehousemen's, mechanics or materialmen's claims not more than 30 days delinquent or being contested by the Company in good faith and in appropriate proceedings; or to secure performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by a court order, decree, judgment or rule as a condition to the transaction of business or the exercise of any right, privilege or license or other liens of a like nature made in the ordinary course of business;

             (c) Liens securing the Senior Debt;

             (d) Purchase money mortgages or Liens for capital expenditures otherwise permitted by sections 6.10 and 6.12;

             (e) Any attachment or judgment lien not constituting an Event of Default under section 7.1 of this Agreement;

             (f) Any interest or title of a lessor or sublessor under any lease permitted by this Agreement, and any liens arising from Uniform Commercial Code financing statements filed with respect to such leases; and

             (g) Liens described on Schedule 6.11 or the replacement, extension or renewal thereof, upon or in the same property, arising out of the extension, renewal or replacement of the Indebtedness secured thereby (without increase in the amount thereof).

        6.12 Capital Expenditures. On a consolidated basis for the Company and the Subsidiaries, make any Capital Expenditures or incur any Capital Lease Obligations which, in the aggregate, will exceed the amounts set forth below for the corresponding period set forth below.

                 Computation                              Capital
                   Period                            Expenditure Limit
                   ------                            -----------------
          11/30/98 through 12/31/98                      $  110,000
              Fiscal Year 1999                           $  880,000
              Fiscal Year 2000                           $  968,000
              Fiscal Year 2001                           $1,064,800
              Fiscal Year 2002                           $1,171,280
              Fiscal Year 2003                           $1,288,408

Notwithstanding the above: (a) the Company may spend an additional $850,000 on upgrading its computer systems during the period November 30, 1998 through

December 31, 1999 ("ERP Upgrade") (a preliminary budget outlining various capital expenditures falling under the ERP Upgrade is attached as Schedule 6.12); and (b) the Company may spend an additional amount, during the period of the fiscal years 1999 and 2000, not to exceed $1,750,000 in the aggregate, on capital expenditures related to the expansion of its Norshield manufacturing facility located at 3224 Mobile Highway, Montgomery, Alabama ("Norshield Expansion"). For the purposes of calculating the Fixed Charge Coverage Ratio under section 6.17, the definition of Capital Expenditures shall exclude amounts spent on the ERP Upgrade and Norshield Expansion.

        6.13 Changes in Business or Fiscal Year. Make any significant change in the nature of its business or enter into any agreements which would restrict the Company's or any Subsidiary's right or ability to perform under this Agreement, its Certificate of Incorporation or By-Laws, or change its fiscal year.

        6.14 Operating Leases. Create or assume any commitment to make any direct or indirect payment whether as rent or otherwise under any lease, rental or other arrangement for use of real or personal property or both having a noncancellable term of more than three years with aggregated payments under such arrangements, on a consolidated basis, exceeding $1,500,000 in any fiscal year of the Company plus $500,000 in respect of all vehicle leases outstanding at any time.

        6.15 Sale and Lease-Backs. Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary.

        6.16 Sale or Discount of Receivables. Except for discounts for prompt payment or to settle immaterial customer disputes in the ordinary course of business, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

        6.17 Financial Covenants.

             (a) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio for any Computation Period to be less than the applicable ratio set forth below for such Computation Period:

                Computation                                  Fixed Charge
               Period Ending                                Coverage Ratio
               -------------                                --------------
             3/31/99 - 12/31/02                                  1.00
           3/31/03 and thereafter                                1.05

             (b) Interest Coverage Ratio. Permit the Interest Coverage Ratio for any Computation Period to be less than the applicable ratio set forth below for such Computation Period:

         Computation Period Ending                     Interest Coverage Ratio

            3/31/99 - 12/31/99                                   1.35
            3/31/00 - 12/31/00                                   1.80
            3/31/01 - 12/31/01                                   2.00
            3/31/02 - 12/31/02                                   2.50
            3/31/03 and thereafter                               2.70

             (c) EBITDA. Permit EBITDA for any Computation Period to be less than the applicable amount set forth below for such Computation Period:

                                                                EBITDA
         Computation Period Ending

              1/1/99 - 3/31/99                               $1,170,000
              1/1/99 - 6/30/99                                2,400,000
              1/1/99 - 9/30/99                                3,800,000
             1/1/99 - 12/31/99                                5,400,000


        6.18 Certain Definitions. "Asset Sale" means the sale, lease, assignment or other transfer for value (each a "Disposition") by the Company or any Subsidiary of any asset or right of the Company or such Subsidiary other than (a) the Disposition of any asset which is to be replaced, and is in fact replaced, within 30 days with another asset performing the same or similar function, and (b) the sale or lease of inventory in the ordinary course of business.

        "Capital Expenditures" means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

             Capital Lease. The term "Capital Lease" shall mean a lease with respect to which the lessee's obligations thereunder should, in accordance with GAAP, be capitalized and reflected as a liability on the balance sheet of the lessee.

             Capital Lease Obligations. The term "Capital Lease Obligations" shall mean all Indebtedness incurred as a lessee pursuant to a Capital Lease.

             "Computation Period" means each of the following periods: (a) the fiscal quarter ending March 31, 1999; (b) the period of two consecutive fiscal quarters ending June 30, 1999; (c) the period of three consecutive fiscal quarters ending September 30, 1999; and (d) each period of four consecutive fiscal quarters ending on the last day of a fiscal quarter thereafter.

             "Consolidated Net Income" means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period.

             "EBITDA" means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such period, excluding any gains from Asset Sales, any noncash extraordinary gains and any gains from discontinued operations, plus any noncash extraordinary losses.

             "Fixed Charge Coverage Ratio" means, for any Computation Period, the ratio of (a) the total for such period of EBITDA minus the sum of all income taxes paid by the Company and its Subsidiaries and all Capital Expenditures to
(b) the sum for such period of (i) Interest Expense plus (ii) required payments of principal of Funded Debt (including, without limitation, the Term Loans under the Senior Loan Documents but excluding the Revolving Loans under the Senior Loan Documents).

             "Funded Debt" means all debt that matures more than one year from the date of its creation (or is renewable or extendable, at the option of the Borrower, to a date more than one year from such date).

             "Interest Coverage Ratio" means, for any Computation Period, the ratio of (a) EBITDA for such Computation Period to (b) Interest Expense for such Computation Period.

             "Interest Expense" means for any period the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on Capital Leases.

     7. Events of Default and Remedies.

        7.1 Events of Default. So long as any part of the Note remains unpaid (including principal, interest or otherwise) any one or more of the following shall constitute an "Event of Default" as the term is used herein:

             (a) Default in the payment on the required due date of principal or interest on the Note, provided that payment not later than three days after the stated due date shall not be an Event of Default if the Company pays interest on the Note at the rate specified in section 2.2(b) from and after the stated due date;

             (b) (1) Failure of the Company or any of its Subsidiaries to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Note); (2) breach or default of the Company or any of its Subsidiaries with respect to any Indebtedness (other than the Note), if the effect of such failure to pay, default or breach is to cause, or to permit the holder or holders then to cause, Indebtedness having an individual principal amount in excess of $100,000 or having an aggregate principal amount in excess of $100,000 to become or be declared due prior to their stated maturity, unless such failure to pay, default or breach set forth in clauses (1) and (2) of this section 7.1(b) is waived and such acceleration is annulled by such holder or holders;

             (c) Default shall occur in the observance or performance by the Company of any term, covenant (other than the negative covenants contained in section 6 of this Agreement) or other provision of this Agreement, or any other Agreement executed in connection herewith and such default shall not be remedied within 45 days after notice thereof shall have been given by the Lender to the Company;

             (d) Default shall occur in the observance or performance by the Company of any negative covenant contained in section 6 of this Agreement;

             (e) If any representation or warranty made by the Company in this Agreement, or made by the Company in any exhibit, statement or certificate attached to this Agreement or furnished to the Lender in connection with this Agreement, proves untrue in any material respect on the date as of which made or as of which the same is to be effective;

             (f) The Company becomes bankrupt, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver or for the major part of its properties;

             (g) A trustee or receiver is appointed for the Company or for a material part of its properties and the order of such appointment is not discharged, vacated or stayed within 60 days after such appointment;

             (h) Any judgment, writ or warrant of attachment or of any similar post-judgment process in an amount in excess of $250,000 shall be entered or filed against the Company or against any of its properties or assets and remains unpaid, unvacated, unbonded or unstayed for a period of 60 days, unless a reputable and financially sound insurance company has admitted in writing its responsibility to pay such judgment;

             (i) Bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if so instituted, are consented to by the Company or any Subsidiary, or, if contested, are not dismissed by the adverse parties or by an order, decree or judgment within 60 days after such institution; or

             (j) If, at any time, Martin Roenigk shall own fewer than 940,000 shares of the Company's Common Stock or Martin Roenigk shall no longer be serving as the Company's Chairman (except that it will not be a default if such circumstance results from the death or total disability of Martin Roenigk).

        7.2  Notice to Holder. When any condition, event or act described in section 7.1 has occurred or exists, the Company agrees to give notice thereof to the Lender on the next business day after the Company has knowledge of such condition, event or act. The Lender agrees that the cure of any curable default under section 7.1 also constitutes the cure of any failure to give proper notice thereof under this section 7.2.

        7.3  Acceleration. If an Event of Default specified in section 7.1(f),
(g) or (i) shall occur, the unpaid balance of the Note and interest accrued thereon and all other liabilities of the Company under this Agreement and the Note shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company. When any Event of Default described in the other sections of section 7.1 has occurred and for so long as such Event of Default is continuing, the Lender, at its option and without presentment, demand, protest or notice of any kind (all of which the Company hereby expressly waives), may declare the Note to be due and payable in full, and it shall thereupon become immediately due and payable. From the date of any Event of Default specified in section 7.1(a), (f), (g), (i) or (j), and from the date of Lender's written notice thereof to the Company after any other Event of Default, all unpaid principal of the Note held by the Lender shall bear interest at the rate specified in section 2.2(b) until the
Note is paid in full.

        7.4 Expenses. The Company agrees to pay to the Lender all reasonable costs and expenses incurred by the Lender (including reasonable attorneys' fees) in connection with the collection of the Note or the enforcement or amendment of any provisions of this Agreement.

        7.5 Remedies Cumulative. The remedies provided in this section 7 are in addition to, and not in limitation of, any other rights and remedies the Lender may have upon an Event of Default. The Lender may exercise any or all of the remedies provided by this section 7.

     8. Representations and Warranties of Lender. The Lender represents and warrants to the Company that the statements contained in this section 8 are true, accurate and complete with respect to the Lender.

        8.1 Capacity. The Lender has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of and to protect its own interest in connection with the acquisition of the Note and the Equity Securities.

        8.2 Accredited Lender. The Lender is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

        8.3 Investment Purpose. The Lender is making this investment for its own account and not for the account of others and not with a view to the distribution of the Note or the Equity Securities, and has no present intention of reselling or dividing the Note or the Equity Securities, it being understood that neither the Note nor the Equity Securities (subject to the Lender's rights under the Registration Agreement) will be registered under the Securities Act and that the Note and the Equity Securities will have a legend affixed thereto describing the restrictions on transferability.

        8.4 Disclosure. The Lender has received copies of the annual reports on Form 10-K, annual reports to shareholders, quarterly reports on Form 10-Q, current reports on Form 8-K, and proxy statements filed by the Company with the Securities and Exchange Commission during the past three years in compliance with the rules under the Securities Exchange Act of 1934, as amended. In addition, the Lender has had the opportunity to ask questions and receive written answers concerning the Company and the Acquisition.

     9. Transfer of Note; Transfer of Equity Securities; Participation.

        9.1 Successor and Assigns in General. This Agreement shall be binding upon and, subject to section 9.2 hereof, inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer its rights hereunder or any interest herein or delegate its duties hereunder without the prior written consent of the Lender. The Lender shall give the Company prompt written notice of any assignment of or participation in the Loan hereunder. Except in connection with an assignment of its entire interest in the Note and the Equity Securities, the Lender will continue to act as the sole agent for purposes of this Agreement on behalf of all holders of or participants in the Note and/or Equity Securities. The Company shall maintain a book-entry system (which shall include, without limitation, a record of ownership that identifies each owner of an interest in the Loan or the
Note) for registration as to the rights to principal and stated interest on the Loan and the Note, and shall promptly register any such assignment of or participation in the Loan or the Note upon receipt of such notice.

        9.2 Conditions. The Lender or any Assignee may assign all or any portion of its interest in and rights under this Agreement, the Note and the Equity Securities to another person (an "Assignee"), or grant a participating or beneficial interest in this Agreement and the Loan to another person (a "Participant"), subject to the following conditions:

             (a) Securities Laws. Such assignment or participation shall not be made under such circumstances as may constitute a violation of federal securities laws or any applicable state securities laws or regulations or (unless the transaction has been registered under the Securities Act) render the Lender an underwriter, as defined in the Securities Act. Any proposed assignee or participant shall be required, as a condition to such assignment or participation, to provide the Company with written representations and warranties substantially in the form contained in section 8.

             (b) Payments; Set Off. Any payments to or recoveries by the Lender or any Assignee or Participant under this Agreement or under any instrument or agreement delivered in connection herewith shall be for the account of the Lender, and all Assignees and Participants, in proportion to the amount of each such person's interest in the Loan. Rights of setoff and banker's lien (if any) may be exercised by each such person only after ten days' prior notice to the Company, and amounts and property so set off or covered by such Lien may be applied to all or any of the obligations incurred by the Company under this Agreement, and all other amounts payable by the Company under this Agreement which may be due or unpaid as determined by the Lender, Assignees or Participants to the end that the property and credit balances of the Company with each such person shall be security for, and may be applied to the payment of, all or any of the obligation incurred by the Company under this Agreement, and such other amounts as though such rights were exercised, and such amounts were recovered, by the Lender.

             (c) Registration. The Company shall have registered any such assignment or grant of a participating or beneficial interest in the book-entry system maintained by the Company pursuant to section 9.1 hereof.

             (d) Further Assurance. The Company shall, from time to time at the request of the Lender, execute and deliver to the Lender or to such party or parties as the Lender may designate, any and all further instruments as may in the reasonable opinion of the Lender be necessary or advisable to give full force and effect to any transfer contemplated by this section 9.

     10. Additional Provisions.

         10.1 Expenses. The Company agrees upon demand to pay or reimburse the Lender for all of its reasonable out-of-pocket expenses, including, without limitation, all travel, legal, consulting, accounting and independent analyst fees and expenses, from time to time (a) arising in connection with (i) the preparation and execution of this Agreement and all other documents, agreements, certificates and instruments to be delivered thereunder and (ii) the legal and financial investigation and review of the Company, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof or thereof,
(c) arising in connection with the enforcement of this Agreement and all other agreements to be delivered hereunder or collection of the Note, and (d) relating to the attendance of the Lender's representatives at meetings of the Company's Board of Directors and the Lender's exercise of its inspection and visitation rights under section 5.7. The Company agrees to pay and save the Lender harmless from all liability for any stamp or other similar taxes which may be payable in connection with this Agreement and the other Loan or Equity Securities documents or the performance of any transactions contemplated hereby or thereby.

         10.2 Survival of Representations and Warranties. All representations and warranties contained herein or made by or on behalf of the Company in writing in connection with the transactions contemplated herein shall be true and correct as of the Closing and shall survive the consummation of the transactions contemplated hereby for so long as the Lender (or its Assignees) hold the Note or Equity Securities issued pursuant to this Agreement.

         10.3 Notices. All notices, demands, and communications provided for herein or made hereunder shall be delivered, or mailed first class with postage prepaid, or telefaxed, addressed in each case as follows, until some other address shall have been designated in a written notice given in like manner, and shall be deemed to have been given or made when so delivered or mailed or telefaxed:

              (a)     if to the Company:

                      CompuDyne Corporation
                      Attn: Martin Roenigk,
                      Chairman and Chief Executive Officer
                      120 Union Street
                      Willimantic, CT 06226
                      Telecopy: 860-456-1187

                      with a copy to:

                      Quanta SecurSystems, Inc.
                      Attn: William Rock

                      7255 Standard Drive
                      Hanover, MD 21076
                      Telecopy: 410-712-0172

                      Tyler Cooper & Alcorn, LLP
                      Attn: Kathleen A. Maher, Esq.
                      205 Church Street
                      P.O. Box 1936
                      New Haven, CT 06509
                      Telecopy: 203-865-7865

              (b)     if to the Lender:

                      William Blair Mezzanine Capital Fund II, L.P.
                      Attn: David M. Jones
                      222 West Adams Street
                      Chicago, IL 60606
                      Telecopy: 312-236-8075

                      with a copy to:

                      Reinhart, Boerner, Van Deuren,
                      Norris & Rieselbach, s.c.
                      Attn: Albert S. Orr, Esq.
                      1000 North Water Street, Suite 2100
                      P.O. Box 514000
                      Milwaukee, WI 53203-3400
                      Telecopy:  414-298-8097

         10.4 No Waiver, Remedies Cumulative. No delay on the part of the Lender in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are in addition to all rights or remedies which the Lender and such other holders otherwise may have in law or in equity or by statute or otherwise. Without limiting the generality of the foregoing, nothing in this Agreement shall be deemed to preclude or be in lieu of any right or remedy which the Lender may have in law or in equity or by statute or otherwise against the Company or any other person based upon any fraud.

         10.5 Amendments and Waivers. This Agreement may not be changed or amended orally, and no waiver hereunder may be oral, but any change or amendment hereto or any waiver hereunder must be in writing and signed by the Lender and the Company.

         10.6 Divisibility and Replacement of Note and Equity Securities.
Any instrument representing the Loan or any of the Equity Securities may be divided into multiple notes or certificates in such denominations as the Lender may request upon surrender of such instrument at the principal office of the Company. In case any instrument evidencing the Loan or any of the Equity Securities issued to the Lender hereunder shall be mutilated, lost, stolen, or destroyed, the Company shall issue and deliver in exchange and substitution for, and upon cancellation of the mutilated instrument or in lieu of and substitution for the instrument lost, stolen or destroyed, a new note or other document of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction; the affidavit of the holder, without bond but with promise of indemnity, shall be satisfactory.

         10.7 Integration. This Agreement, the appendices and exhibits annexed hereto and documents, schedules and certificates referred to herein contain the entire agreement between the Company and the Lender with respect to the transactions contemplated herein; and none of the parties shall be bound by nor shall be deemed to have made any representations and/or warranties except those contained herein and therein.

         10.8 Separability. If any provision of this Agreement is held for any reason to be unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall, nevertheless, remain in full force and effect in such jurisdiction.

         10.9 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         10.10 Governing Law; Waivers; Personal Jurisdiction.

               (a) Governing Law. THIS AGREEMENT, THE NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO SHALL BE DEEMED TO BE CONTRACTS UNDER THE LAWS OF THE STATE OF ILLINOIS AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT PROVISION OR RULE (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

               (b) Waivers. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL--RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY AT THE ADDRESS INDICATED BELOW, AND

SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED TWO BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE COMPANY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL, ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE IN CONNECTION WITH ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THIS AGREEMENT, THE NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE COMPANY REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

               (c) Exclusive Jurisdiction. EXCEPT AS PROVIDED IN SUBSECTION (d) HEREOF, THE LENDER AND THE COMPANY AGREE THAT ALL DISPUTES AMONG OR BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG OR BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT AND THE NOTE, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS, UNLESS THE LENDER IN ITS SOLE JUDGMENT ELECTS TO FROM TIME TO TIME RESOLVE A DISPUTE IN THE STATE OR FEDERAL COURTS LOCATED IN A DIFFERENT JURISDICTION, AND THE COMPANY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND SAID STATE, OR SUCH OTHER COUNTY OR STATE (AS THE CASE MAY BE). THE LENDER AND THE COMPANY ACKNOWLEDGE, HOWEVER, THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, ILLINOIS OR SUCH OTHER COUNTY (AS THE CASE MAY BE). THE COMPANY WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION OR

PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

               (d) Other Jurisdictions. WITHOUT LIMITING THE GENERALITY OF
THE FOREGOING, THE COMPANY AGREES THAT THE LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST THE COMPANY IN A COURT IN ANY LOCATION TO ENABLE THE LENDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE LENDER. THE COMPANY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE LENDER HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SECTION.

         10.11 Indemnification.

               (a) General. In addition to all of the Company's other obligations under this Agreement, the Company agrees to defend, protect, indemnify and hold harmless the Lender, its Assignees and Participants, and all of their respective officers, directors, shareholders, partners, employees, consultants and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in this Agreement) (collectively, the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable attorneys' and paralegals' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the date of this Agreement, whether direct, indirect or consequential, as a result of or arising from or relating to any suit, investigation, action or proceeding by any person, either threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation (other than suits or other actions by the Company against an Indemnitee where the Company is successful on the merits), regardless of whether the Indemnitee seeking indemnification is a party to the action or proceeding for which indemnification is sought, including, without limitation, any federal or state securities or labor laws, or under any environmental and safety requirements or common law principles arising from or in connection with any of the following: (A) the negotiation, preparation, execution or performance of the documents, agreements, certificates or instruments executed or delivered in connection with the Loan or the Equity Securities, (B) the Lender's furnishing of funds to the Company under this Agreement or under the Note or the Equity Securities or (C) any matter relating to the financing transactions contemplated by this Agreement or by any document, agreement, certificate or instrument executed or delivered in connection with the transactions contemplated



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



hereby (including, without limitation, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the Loan or the Equity Securities) (collectively, "Indemnified Matters"). The Company's indemnification obligation under this section 10.11(a) shall be reduced by the amount of any insurance proceeds actually received by the Indemnitee, or any cash benefit actually received by Indemnitee through the exercise by Indemnitee of any set-off rights or from the Indemnitee's assertion of any counterclaim in connection with such suit, investigation, action or proceeding. In no event shall the Lender be liable to the Company or any of its affiliates for indirect, special, consequential or punitive damages. To the extent that this undertaking to indemnify, pay and hold harmless set forth in this section may be unenforceable for any reason, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by Indemnitees.

               (b) Environmental Liabilities. Without limiting the generality of the indemnity set forth in section 10.11(a) hereof, the Company hereby further indemnifies and agrees to hold harmless the Lender and all Indemnitees from and against any and all losses, liabilities, damages, obligations, penalties, injuries, costs, fees (including, without limitation, attorneys', paralegals' and expert witnesses' fees, costs and expenses) expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, the Lender or any Indemnitee for, with respect to, or as a direct or indirect result of, the past, present or future activities or operations of, or the past, present or future condition of any property owned, operated or otherwise used by the Company, its predecessors or successors, or any off-site hazardous substance or waste treatment, storage or disposal facility associated therewith (the "Properties"), including, without limitation, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, release, or threatened release into, onto or from the Properties of any toxic, hazardous or otherwise dangerous chemical, substance, material or waste, including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any environmental and safety requirement (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act), regardless of whether caused by, or within the control of, the Company.

               (c) Survival. All obligations provided for in this section 10.11 shall survive the repayment of the Note and the termination of this Agreement.

                         COMPUDYNE CORPORATION




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


                               BY________________________________
                                   Martin A. Roenigk, Chairman
                                   and Chief Executive Officer

                               WILLIAM BLAIR MEZZANINE
                               CAPITAL FUND II, L.P.
                               BY WILLIAM BLAIR MEZZANINE CAPITAL PARTNERS II, L.L.C., its general partner

                         BY______________________________________
                                   David M. Jones, Director




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